EXHIBIT 99.1

TOR Minerals International to Report Fourth Quarter and Year End 2010 Financial Results

CORPUS CHRISTI, Texas, February 17, 2011 - TOR Minerals International (Nasdaq: TORM) announced today that it will conduct its fourth quarter and year end 2010 earnings conference call on Wednesday, February 23, 2011, at 5:00 p.m. EST, 4:00 p.m. CST.  The call will be led by Dr. Olaf Karasch, President and CEO of TOR Minerals.

The call will be available via webcast under the News section of the company's website, http://www.torminerals.com.   Interested parties may also access the conference call via telephone by dialing 877-407-8033.  Fourth quarter and year end 2010 results will be released after the markets close on February 23, 2011.

Headquartered in Corpus Christi, Texas, TOR Minerals International, Inc. is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

Contact for Further Information
Dave Mossberg,
Three Part Advisors, LLC
817 310-0051